Exhibit 99.1
For Release August 31, 2016
1:10 p.m. Pacific
PRESS RELEASE
Investor Contact:
Renee Lyall
Infoblox
408.986.4748
rlyall@infoblox.com
Media Contact:
Mike Langberg
Infoblox
408.986.5697
mlangberg@infoblox.com

Infoblox Reports Fourth Quarter and Fiscal Year 2016 Results
Record fiscal 2016 revenue increases 17% year-over-year

SANTA CLARA, Calif., August 31, 2016 — Infoblox (NYSE:BLOX), the network control company, today reported its financial results for its fourth fiscal quarter and fiscal year ended July 31, 2016. Total net revenue for the fourth quarter of fiscal 2016 was $86 million. Total net revenue for fiscal 2016 was a record $358 million, an increase of 17% compared with the total net revenue of $306 million in fiscal 2015.
On a GAAP basis, the Company reported a net loss of $10 million, or $0.18 net loss per diluted share, for the fourth quarter of fiscal 2016, compared with a net loss of $5 million, or $0.08 net loss per diluted share, for the fourth quarter of fiscal 2015. For fiscal 2016, the Company reported a GAAP basis net loss of $14 million, or $0.24 net loss per diluted share, compared with a net loss of $27 million, or $0.48 net loss per diluted share, in fiscal 2015.
On a non-GAAP basis, the Company reported net income of $4 million, or $0.08 net income per diluted share for the fourth quarter of fiscal 2016, compared with net income of $7 million, or $0.12 net income per diluted share for the fourth quarter of fiscal 2015. For fiscal 2016, on a non-GAAP basis, the Company reported net income of $26 million, or $0.43 net income per diluted share compared with net income of $23 million, or $0.38 net income per diluted share, in fiscal 2015.

“We had a strong finish to fiscal 2016,” said Jesper Andersen, president and chief executive officer. “Fourth quarter revenue grew 5% sequentially, and we achieved record fiscal 2016 revenue. We delivered this top line growth while generating strong cash flow and improving profitability in what continues to be a relatively challenging global business environment,” continued Andersen. “The number of security and cloud related deals grew as we successfully diversified our revenue stream and expanded our addressable market. These achievements are the result of the hard work of our highly talented and committed Infoblox team of employees. Looking forward, we continue to see multiple growth drivers for our business and believe we are very well positioned to execute on the opportunities ahead."

FY’16 Financial Highlights

•	Revenue grew 17% to $358 million

•	GAAP gross margin increased to 78.7% from 78.1% and Non-GAAP gross margin increased to 80.5% from 80.0%

•	GAAP operating margin improved to (4.7%) from (8.3%) and Non-GAAP operating margin increased to 11.4% from 8.0%

•	GAAP net loss decreased to $13.7 million from $27.1 million and Non-GAAP net income increased 13% to $25.7 million

•	Cash flow from operations grew 42% to $68 million

•	Cash, cash equivalents and short term investments total $258 million; no debt

FY’16 Business Highlights

•
Recognized as the market-share leader in enterprise-grade DDI in a report from IDC titled "Worldwide DDI Software and Appliance Market Shares, 2015" (IDC #US40816216, May 2016). Infoblox market share increased to 49.9 percent in 2015 from 46.7 percent in 2014. No other competitor had a market share greater than 15 percent.

•	Added nearly 500 new customers; more than 20% of these new customers have more than 10,000 employees or users on their network

•	Hosted Bloxfest, Infoblox's first customer conference, with nearly 250 customers and partners in attendance

•
Introduced Actionable Network Intelligence, a united platform that automates core network services across data centers and clouds to proactively detect, isolate, and stop data exfiltration that exploits DNS vulnerabilities; and through Infoblox products leverage actionable network intelligence for operational efficiency and visibility

•
Acquired and integrated IID, a leader in global cyberthreat intelligence, making Infoblox the first enterprise-grade DDI vendor to combine contextual network data with federated threat intelligence and a dedicated threat research team, to provide context-aware security using infrastructure that customers already have in place

•	Announced Infoblox DNS Firewall as a service, extending the company's industry-leading DNS protection to roaming devices off premise

•	Introduced Infoblox DDI for Amazon Web Services (AWS), a virtual appliance that extends the Infoblox solution for enterprise-grade network services and security to the AWS Cloud

•
Announced Infoblox Identity Mapping, and also integration with Cisco ISE, bridging the gap between network security and user identity by intelligently correlating two separate sets of data, making it easier for network administrators to locate the source of security events, track mobile devices and monitor network usage

•	Launched NIOS 7.3 upgrading the underlying operating system for Infoblox products adding major enhancements

•	Announced new executives and board members including CFO Janesh Moorjani, EVP of Engineering Atul Garg, CMO Ashish Gupta, and board member Edzard Overbeek

Financial Outlook
Infoblox announced its outlook of anticipated results for the first fiscal quarter ending October 31, 2016 and fiscal year ending July 31, 2017. This outlook is based on a number of assumptions that it believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Infoblox’s filings with the Securities and Exchange Commission.
For the fiscal year ending July 31, 2017, the Company currently expects:

•	Total net revenue in the range of $360 million to $380 million;

•	GAAP gross margin to be approximately 78.0% and Non-GAAP gross margin to be approximately 80.0%; and

•	GAAP operating margin in the range of 2.1% to 2.7% and Non-GAAP operating margin in the range of 16.0% to 18.0%.
For the first fiscal quarter ending October 31, 2016, the Company currently expects:

•	Total net revenue in the range of $83 million to $87 million;

•	GAAP gross margin to be approximately 77.4% and Non-GAAP gross margin to be approximately 79.5%;

•	GAAP operating margin in the range of (5.0%) to (3.0%) and Non-GAAP operating margin in the range of 10.0% to 12.0%; and

•
GAAP net loss per share to be in the range of $0.07 to $0.05 and Non-GAAP net income per diluted share ("non-GAAP EPS") to be in the range of $0.09 to $0.11, assuming approximately 56 million to 58 million shares, on a non-GAAP diluted weighted-average share basis.

Conference Call & Webcast

Management will host a conference call today, August 31, 2016 at 1:30 p.m. PDT/4:30 p.m. EDT to discuss its fiscal fourth quarter and fiscal 2016 financial results. To access the call, dial 800-230-1059 (domestic) or 612-234-9959 (international) at least 10 minutes prior to the scheduled start of the call. A live webcast of the call will also be available on the corporate website at: http://ir.infoblox.com. An archive of the webcast will be available on the company's website and a taped replay will be available for one week at 800-475-6701 (domestic) or 320-365-3844 (international), passcode 399902.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP EPS and non-GAAP diluted shares outstanding. We also provide first fiscal quarter 2017 and fiscal year 2017 estimates for net revenue, non-GAAP gross margin, non-GAAP operating margin and first fiscal quarter 2017 estimates for non-GAAP EPS and non-GAAP diluted weighted-average shares outstanding. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Restructuring charges: We have excluded the effect of restructuring charges from our non-GAAP operating results. Restructuring charges result from events which occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financial results, these unique transactions may limit the comparability of our ongoing operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Expenses related to non-routine stockholder matters: We have excluded the effect of certain expenses related to non-routine stockholder matters from our non-GAAP operating results. Non-routine stockholder matters are unique events which occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financial results, these unique transactions may limit the comparability of our ongoing operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred.

Acquisition related expenses: We have excluded acquisition transaction costs from our non-GAAP operating results. We believe that to the extent we incur significant expenses in connection with our acquisitions, it is useful for investors to understand the effects of these items on our total operating expenses.

Our non-GAAP Financial Measures are described as follows:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP gross margin is non-GAAP gross profit divided by net revenue.

Non-GAAP operating income and operating margin. Non-GAAP operating income is income (loss) from operations as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, restructuring charges, intangible asset amortization expense, expenses related to non-routine stockholder matters and acquisition related expenses. Non-GAAP operating margin is non-GAAP operating income divided by net revenue.

Non-GAAP net income and non-GAAP EPS. Non-GAAP net income is net income (loss) as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, restructuring charges, intangible asset amortization expense, expenses related to non-routine stockholder matters and acquisition related expenses with income taxes adjusted to reflect our estimated long-term effective tax rate on a non-GAAP basis. Non-GAAP EPS is non-GAAP net income divided by non-GAAP diluted weighted-average shares outstanding.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.” For a reconciliation of the forecasted ranges in the financial outlook for non-GAAP gross margin, non-GAAP operating margin and non-GAAP EPS to the most comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Forecasted Ranges.”

About Infoblox

Infoblox (NYSE:BLOX) delivers critical network services that protect Domain Name System (DNS) infrastructure, automate cloud deployments, and increase the reliability of enterprise and service provider networks around the world. As the industry leader in DNS, DHCP, and IP address management, the category known as DDI, Infoblox (www.infoblox.com) reduces the risk and complexity of networking.

###
Cautionary Statement
All statements in this release that are not statements of historical fact, including but not limited to the quotation attributable to Mr. Andersen and the statements under “Financial Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected delays in the delivery of our solutions, particularly at the end of the quarter; changes in demand for network control solutions; the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; our ability to manage operating expenses effectively; and the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, which are available on our investor relations Web site (http://ir.infoblox.com/) and on the SEC’s Web site (www.sec.gov).

All information provided in this release and in the attachments is as of August 31, 2016, and stockholders of Infoblox are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Infoblox does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 31, 2016, press release, or to reflect the occurrence of unanticipated events.

INFOBLOX INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP BASIS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	July 31, 2016	April 30, 2016	July 31, 2015	July 31, 2016	July 31, 2015
Net revenue:
Products and licenses	$38,661	$37,771	$46,348	$178,805	$156,510
Services	47,642	44,191	40,651	179,481	149,615
Total net revenue	86,303	81,962	86,999	358,286	306,125
Cost of revenue:
Products and licenses	8,463	9,046	10,039	37,715	35,362
Services	10,650	10,176	8,554	38,643	31,769
Total cost of revenue	19,113	19,222	18,593	76,358	67,131
Gross profit	67,190	62,740	68,406	281,928	238,994
Operating expenses:
Research and development	17,440	17,300	18,309	70,034	65,092
Sales and marketing	43,195	42,506	44,438	178,983	162,217
General and administrative	11,457	10,956	10,055	44,019	37,110
Restructuring charges	5,657	—	—	5,657	—
Total operating expenses	77,749	70,762	72,802	298,693	264,419
Loss from operations	(10,559)	(8,022)	(4,396)	(16,765)	(25,425)
Other income (expense), net	(60)	309	(77)	511	(651)
Loss before provision for (benefit from) income taxes	(10,619)	(7,713)	(4,473)	(16,254)	(26,076)
Provision for (benefit from) income taxes	(317)	(2,037)	253	(2,543)	1,007
Net loss	$(10,302)	$(5,676)	$(4,726)	$(13,711)	$(27,083)
Net loss per share - basic and diluted	$(0.18)	$(0.10)	$(0.08)	$(0.24)	$(0.48)
Weighted-average shares used in computing basic and diluted net loss per share	56,688	57,420	58,128	58,080	56,626

INFOBLOX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	July 31, 2016	July 31, 2015
	(Unaudited)	(a)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$123,830	$103,124
Short-term investments	134,275	227,712
Accounts receivable, net	59,937	45,881
Inventory	6,045	8,588
Prepaid expenses and other current assets	12,588	10,459
Total current assets	336,675	395,764
Property and equipment, net	22,004	23,225
Restricted cash	10,030	3,515
Intangible assets, net	20,119	1,923
Goodwill	58,965	33,293
Other assets	1,310	1,547
TOTAL ASSETS	$449,103	$459,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$25,871	$19,136
Accrued compensation	18,420	22,931
Deferred revenue, net	122,223	95,130
Total current liabilities	166,514	137,197
Deferred revenue, net	53,681	41,717
Other liabilities	10,400	5,201
TOTAL LIABILITIES	230,595	184,115
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $0.0001 par value per share—5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value per share—100,000 shares authorized; 55,973 shares and 58,836 shares issued and outstanding as of July 31, 2016 and July 31, 2015	6	6
Additional paid-in capital	459,811	438,725
Accumulated other comprehensive income (loss)	30	(37)
Accumulated deficit	(241,339)	(163,542)
TOTAL STOCKHOLDERS’ EQUITY	218,508	275,152
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$449,103	$459,267

(a) Derived from the July 31, 2015 audited consolidated financial statements.

INFOBLOX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended July 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,711)	$(27,083)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	48,246	47,623
Depreciation and amortization	11,654	8,888
Excess tax benefits from employee stock plans	(205)	(207)
Deferred income taxes	(3,658)	—
Other	953	2,096
Changes in operating assets and liabilities:
Accounts receivable, net	(13,810)	(9,461)
Inventory	2,449	(2,615)
Prepaid expenses, other current assets and other assets	825	(3,629)
Accounts payable and accrued liabilities	4,817	2,833
Accrued compensation	(4,511)	9,734
Deferred revenue, net	36,075	20,734
Other liabilities	(1,013)	(902)
Net cash provided by operating activities	68,111	48,011
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(29,905)	(147,137)
Proceeds from maturities of short-term investments	122,880	109,290
Business acquisition, net of cash acquired	(31,531)	—
Change in restricted cash	(8,508)	—
Purchases of property and equipment	(8,318)	(10,303)
Proceeds from sales of short-term investments	—	1,001
Net cash provided by (used in) investing activities	44,618	(47,149)
CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock repurchases	(108,868)	—
Proceeds from issuance of common stock under the employee stock plans	17,248	25,039
Excess tax benefits from employee stock plans	205	207
Settlement of hold back liability for IID acquisition	(566)	—
Net cash provided by (used in) financing activities	(91,981)	25,246

Effect of foreign exchange rate changes on cash and cash equivalents	(42)	(1,519)

NET INCREASE IN CASH AND CASH EQUIVALENTS	20,706	24,589
CASH AND CASH EQUIVALENTS—Beginning of period	103,124	78,535
CASH AND CASH EQUIVALENTS—End of period	$123,830	$103,124
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Purchases of property and equipment not yet paid	$542	$1,341
Cash paid for income taxes, net	$727	$483

INFOBLOX INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	July 31, 2016	April 30, 2016	July 31, 2015	July 31, 2016	July 31, 2015
Gross Profit Reconciliation:
GAAP gross profit	$67,190	$62,740	$68,406	$281,928	$238,994
Stock-based compensation expense	1,033	1,014	1,045	4,396	4,450
Amortization of intangible assets	625	768	290	1,973	1,160
Non-GAAP gross profit	$68,848	$64,522	$69,741	$288,297	$244,604
Gross Margin Reconciliation:
GAAP gross margin	77.9%	76.5%	78.6%	78.7%	78.1%
Stock-based compensation expense	1.2	1.3	1.2	1.2	1.5
Amortization of intangible assets	0.7	0.9	0.3	0.6	0.4
Non-GAAP gross margin	79.8%	78.7%	80.1%	80.5%	80.0%
Operating Income (Loss) Reconciliation:
GAAP operating loss	$(10,559)	$(8,022)	$(4,396)	$(16,765)	$(25,425)
Stock-based compensation expense	10,658	11,795	11,525	48,246	47,623
Restructuring charges	5,657	—	—	5,657	—
Amortization of intangible assets	969	1,091	322	2,704	2,173
Expenses related to non-routine stockholder matters	464	—	—	464	—
Acquisition related expenses	—	236	—	618	—
Non-GAAP operating income	$7,189	$5,100	$7,451	$40,924	$24,371
Operating Margin Reconciliation:
GAAP operating margin	(12.2%)	(9.8%)	(5.1%)	(4.7%)	(8.3%)
Stock-based compensation expense	12.3	14.4	13.3	13.5	15.6
Restructuring charges	6.6	—	—	1.6	—
Amortization of intangible assets	1.1	1.3	0.4	0.7	0.7
Expenses related to non-routine stockholder matters	0.5	—	—	0.1	—
Acquisition related expenses	—	0.3	—	0.2	—
Non-GAAP operating margin	8.3%	6.2%	8.6%	11.4%	8.0%
Net Income (Loss) Reconciliation:
GAAP net loss	$(10,302)	$(5,676)	$(4,726)	$(13,711)	$(27,083)
Stock-based compensation expense	10,658	11,795	11,525	48,246	47,623
Restructuring charges	5,657	—	—	5,657	—
Amortization of intangible assets	969	1,091	322	2,704	2,173
Expenses related to non-routine stockholder matters	464	—	—	464	—
Acquisition related expenses	—	236	—	618	—
Income tax adjustment	(3,027)	(4,091)	167	(18,288)	—
Non-GAAP net income	$4,419	$3,355	$7,288	$25,690	$22,713

Non-GAAP EPS	$0.08	$0.06	$0.12	$0.43	$0.38
Shares used in Computing non-GAAP EPS Reconciliation:
Diluted shares:
Weighted-average shares used in calculating GAAP diluted net loss per share	56,688	57,420	58,128	58,080	56,626
Additional dilutive securities for non-GAAP income	1,405	888	3,149	1,595	2,657
Weighted-average shares used in calculating non-GAAP diluted net income per share	58,093	58,308	61,277	59,675	59,283

INFOBLOX INC.
RECONCILIATION OF GAAP TO NON-GAAP FORECASTED RANGES
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	October 31, 2016		July 31, 2017
	Low End	High End	Low End	High End
Gross Margin Reconciliation:
GAAP gross margin	77.4%	77.4%	78.0%	78.0%
Stock-based compensation expense	1.3	1.3	1.3	1.4
Amortization of intangible assets	0.8	0.8	0.7	0.6
Non-GAAP gross margin	79.5%	79.5%	80.0%	80.0%
Operating Margin Reconciliation:
GAAP operating margin	(5.0%)	(3.0%)	2.1%	2.7%
Stock-based compensation expense	13.6	13.3	12.8	14.2
Restructuring charges	0.2	0.6	0.1	0.1
Amortization of intangible assets	1.2	1.1	1.0	1.0
Non-GAAP operating margin	10.0%	12.0%	16.0%	18.0%

Earnings Per Share Reconciliation:
GAAP net loss per share	$(0.07)	$(0.05)
Stock-based compensation expense	0.20	0.20
Restructuring charges	—	0.01
Amortization of intangible assets	0.02	0.02
Income tax adjustment	(0.06)	(0.07)
Non-GAAP net income per share	$0.09	$0.11